Exhibit 4.5
INVESTMENT AGREEMENT
January 31, 2008
Blackboard Inc.
1899 L Street, NW
5th Floor
Washington, DC 20036
     Re: Transferability of Parent Common Stock
Ladies and Gentleman:
Reference is made to that certain Agreement and Plan of Merger dated as of January 11, 2008 (the “Merger Agreement”) by and among Blackboard Inc., a Delaware corporation (“Parent”), Bookstore Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), The NTI Group, Inc., a Delaware corporation (the “Company”), and Pace Holdings, LLC, a Delaware limited liability company (“Pace”). This Investment Agreement shall be effective as of the Closing.
1. Certain Definitions.
     (a) Capitalized terms not otherwise defined in this Investment Agreement shall have the meaning ascribed to them in the Merger Agreement.
     (b) As used in this Agreement, the following terms shall have the following respective meanings:
     “Escrow Account” has the meaning given to such term in the Escrow Agreement.
     “Escrow Agreement” means that Escrow Agreement to be entered into as of the Closing among Parent, Pace and American Stock Transfer & Trust Company, as escrow agent.
     “Immediate Family” means any relationship by blood, marriage or adoption, not more remote than first cousin.
     “Indemnity Escrow Shares” has the meaning given to such term in the Escrow Agreement.
     “Securities” means shares of Parent Common Stock received or receivable by the undersigned as of the Closing pursuant to the terms of the Merger Agreement other than any Earnout Stock. Notwithstanding the foregoing, for purposes of this Investment Agreement, all of the Indemnity Escrow Shares and all of the Working Capital Escrow Shares shall be deemed to be owned by Pace as of the Closing, and not by any of the other Stockholders.
     “Transfer” means offer to sell, sell, contract to sell, pledge, grant an option or warrant to purchase, loan, pledge, grant any rights with respect to, make any short sale of, or otherwise transfer or dispose, in each case directly or indirectly or in a single transaction or a series of transactions.
     “Working Capital Escrow Shares” has the meaning given to such term in the Escrow Agreement.
2. Acknowledgement and Representations.
     (a) The undersigned is a Stockholder and understands and acknowledges that, pursuant to Section 8.2(j) of the Merger Agreement, the undersigned’s entering into this Investment Agreement is a condition to the Parent’s obligation to consummate the transaction contemplated by the Merger Agreement.
     (b) The undersigned represents and warrants that (i) the undersigned is an accredited investor (as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended), (ii) it is acquiring the Parent Common Stock for investment for its own account and not with the view to any distribution thereof, (iii) it has substantial experience investing in private placement transactions of securities in companies similar to the Parent and can protect its own interests, (iv) it has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its investment in the Parent, (v) it has had an opportunity to ask questions of, and receive answers from, the officers of the Parent concerning the Merger Agreement, the exhibits and schedules attached thereto, and the transactions contemplated thereby, as well as the Parent’s business, management and financial affairs, which questions were answered to its satisfaction, and (vi) it believes that it has received all the information it considers necessary or appropriate for deciding whether to participate in the private placement.
3. General Transfer Restrictions.
     (a) The undersigned agrees that:
         (i) until the date that is ninety (90) days from the Closing Date, the undersigned will Transfer no more than one-third (1/3) of the amount of Securities that the undersigned owns or has the right to receive as of the Closing, such product to be rounded down to a whole share amount; and
         (ii) until the date that is one hundred eighty (180) days from the Closing Date, the undersigned will Transfer no more than two-thirds (2/3) of the amount of Securities that the undersigned owns or has the right to receive as of the Closing, such product to be rounded down to a whole share amount.
     (b) The undersigned agrees that the restriction set forth in Section 3(a) above precludes the undersigned from engaging in any hedging or other transaction which is designed to, or reasonably expected to lead to, or result in, a Transfer of any particular Securities that could not otherwise be Transferred by the undersigned pursuant to the provisions of Section 3(a) above, even if such particular Securities would be Transferred by someone other than the undersigned.
4. Certain Permitted Transfers. Notwithstanding anything to the contrary contained in this Investment Agreement:
     (a) The restrictions imposed by this Investment Agreement shall not apply whenever and for so long as the closing price of the Parent Common Stock as publicly reported by the Nasdaq Global Market has remained at $50.00 or greater for a period of at least five (5) consecutive Business Days.
     (b) (i) If the undersigned is a partnership, then the undersigned may Transfer Securities to a partner of such partnership; (ii) if the undersigned is a limited liability company, then the undersigned may Transfer Securities to a member of such limited liability company, (iii) if the undersigned is an individual, then the undersigned may Transfer Securities by gift, will, or intestate succession to the undersigned’s Immediate Family, to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s Immediate Family, to a partnership, the partners of which are exclusively the undersigned and/or a member or members of the undersigned’s Immediate Family and/or a charity; and (iv) the undersigned may Transfer Securities to an affiliate (as such term is defined in Rule 144(a) of the regulations under the Securities Act of 1933, as amended) of the undersigned, provided that in each case it shall be a condition to any such Transfer that may occur pursuant to this Section 4(b) on or prior to the date 180 days after the Closing Date that (i) each applicable transferee in connection with such Transfer execute an agreement stating that such transferee is receiving and holding the Securities subject to the provisions of this Investment Agreement, and there shall be no further Transfer of such Securities except in accordance with this Investment Agreement, (ii) each applicable transferee in connection with such Transfer certifies in writing to Parent that such transferee is bound by the terms of this Investment Agreement as if such transferee had been bound by this Investment Agreement from the original date of this Investment Agreement and (iii) no filing by any party (transferee or transferor thereof) under Section 16(a) of or Regulation 13D-G under the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such Transfer.
     (c) The restrictions imposed by this Investment Agreement shall not apply to any Transfer of any Indemnity Escrow Shares or any Working Capital Escrow Shares from the Escrow Account pursuant to the express terms of the Escrow Agreement or otherwise with the consent of Parent, whether such Transfer from the Escrow Account is to Parent, Pace, any other Stockholder or any other Person.
5. Ownership of Securities as of the Closing Date. The undersigned has set forth below the amount of Securities that the undersigned will, for purposes of this Agreement, own as of the Closing Date.

6. Miscellaneous. This Investment Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws. This Investment Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.
No. of shares of Parent Common Stock that are Securities for purposes of this Agreement and that are to be received or receivable by the undersigned as of the Closing (which, solely in the case of Pace, includes all of the the Indemnity Escrow Shares and all of the Working Capital Escrow Shares):                shares of Parent Common Stock

Yours truly,

By:

Name:

Date:

Acknowledged and Agreed:

BLACKBOARD INC.

By:

Name:

Date:

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